UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒	Definitive Proxy Statement

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PATIENT PORTAL TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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PATIENT PORTAL TECHNOLOGIES, INC.
8276 Willett Parkway
Baldwinsville, NY 13027
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held June 11, 2008
__________________

TO THE STOCKHOLDERS OF PATIENT PORTAL TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of PATIENT PORTAL TECHNOLOGIES, INC., a Delaware Corporation (the "Company"), will be held at the Company Offices at 8276 Willett Parkway, Baldwinsville, NY 13027 on Wednesday, June 11, 2008, at 4:00 P.M., local time, for the following purposes:

(i)	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.
(ii)	To ratify the appointment of Harris Rattray, Certified Public Accountant as independent auditor for the year ending December 31, 2008.
(iii)	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 30, 2008 will be entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof.  Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, or by voting in person at the Meeting.  If a stockholder is not attending the Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Meeting.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF PATIENT PORTAL TECHNOLOGIES, INC. STOCK TO THE MEETING.

By Order of the Board of Directors

/s/ Thomas Hagan
THOMAS HAGAN, Secretary

Baldwinsville, NY
April 30, 2008

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PATIENT PORTAL TECHNOLOGIES, INC.
8276 Willett Parkway
Baldwinsville, NY 13027
__________________

ANNUAL MEETING OF STOCKHOLDERS
to be held June 11, 2008

___________________

PATIENT PORTAL TECHNOLOGIES, INC.
8276 Willett Parkway
Baldwinsville, NY 13027
___________________

PROXY STATEMENT
__________________

June 11, 2008

This proxy statement (the “Proxy Statement”) is being furnished in connection with the solicitation of proxies (“Proxies,” or if one, a “Proxy”) by the Board of Directors of Patient Portal Technologies, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held at PATIENT PORTAL TECHNOLOGIES, INC., 8276 Willett Parkway, Baldwinsville, NY 13027 on Wednesday, June 11, 2008, at 4:00 P.M., local time, and any adjournments or postponements thereof (the “Meeting”).

The principal executive offices of the Company are located at 8276 Willett Parkway, Baldwinsville, NY 13027. The approximate date on which this Proxy Statement and the accompanying Proxy will first be sent or given to stockholders is May 11, 2008.

At the Meeting, the following proposals will be presented to the stockholders for approval:

(i)	To elect a Board of Directors to serve for the ensuing year until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

(ii)	To ratify the appointment of Harris Rattray, Certified Public Accountant as independent auditor for the year ending December 31, 2008.

(iii)	To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.

DUE TO LIMITED SEATING CAPACITY, ADMISSION WILL BE LIMITED TO ONE (1) SEAT PER STOCKHOLDER OF RECORD.  IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF PATIENT PORTAL TECHNOLOGIES, INC. STOCK TO THE MEETING.

RECORD AND VOTING SECURITIES

Only stockholders of record at the close of business on April 30, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Meeting.  At the close of business on such record date, the Company had 36,295,707 shares of Common Stock, par value $.001 per share (the “Common Stock”), outstanding and entitled to vote at the Meeting.  Each outstanding share of Common Stock is entitled to one vote. There was no other class of voting securities of the Company outstanding on the Record Date. A majority of the outstanding shares of Common Stock present in person or by Proxy is required for a quorum.

PROXIES AND VOTING RIGHTS

Shares of Common Stock represented by Proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If no instructions are contained in a Proxy, the shares of Common Stock represented thereby will be voted (i) for the election as directors the persons who have been nominated by the Board of Directors, (ii), for the ratification of the appointment of Harris Rattray CPA as the Company’s independent auditors for the year ending December 31, 2008, and (iii)  upon any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy.  The execution of a Proxy will in no way affect a stockholder’s right to attend the Meeting and to vote in person.  Any Proxy  executed  and returned  by a stockholder may be revoked at any time thereafter by written notice of revocation given to the Secretary of the Company prior to the vote to be taken at the Meeting by execution of a subsequent Proxy that is presented at the Meeting or by voting in person at the Meeting in any such case, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

ANNUAL REPORT PROVIDED WITH PROXY STATEMENT

Copies of the Company's Annual Report containing audited financial statements of the Company for the year ended December 31, 2007 are being mailed together with this Proxy Statement to all stockholders entitled to vote at the Meeting.

Proposal 1.  ELECTION OF A BOARD OF DIRECTORS

The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by plurality of votes cast by stockholders. The Company's by-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. The number of directors currently fixed by the Board of Directors is seven.

No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director (by writing that individual director's name where indicated on the proxy) or for all directors will be voted  “FOR”  the election of all the nominees named below (unless one or more nominees are unable or unwilling to serve).  The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of substitute nominees selected by the Board of Directors.

The following table and the paragraphs following the table set forth information regarding the current ages, terms of office and business experience of the current directors and executive officers of the Company, all of whom are being nominated for re-election to the Board of Directors:

Name	Position	Age	Year First Elected

Kevin Kelly	President, CEO	46	2006

Thomas Hagan	Secretary and Director	64	2004

Daniel Coholan*	Director	52	2006

Rounsevelle W. Schaum*	Director	76	2008

* Current member of the Audit & Compensation Committees.

OUR BOARD OF DIRECTORS:

KEVIN KELLY is the President and Chief Executive Officer of the Company, and formerly was Chief Executive Officer of Patient Portal Connect, Inc., which was acquired by the Company in December, 2006.    In this role, Mr.  Kelly is responsible for strategic planning, developing tactical alliances, and assuring synergy between the business plan and operations.  Mr.  Kelly is responsible for establishing the company direction.  He has led the market analysis, financial, business planning, and implementation teams to assure a successful, fully integrated product launch.  His vision and expertise helped position the launch of our innovative healthcare services, which are truly unique in the industry.  Prior to joining Patient Portal Connect, Mr.  Kelly served as co-founder, vice chairman of the board, and executive vice president for Worldnet Communications, Inc., d/b/a TMS since 2001.  Under Mr.  Kelly's direction, TMS increased per patient revenue by 25 percent, while also increasing profit margins by 30 percent.  In 1995, Mr.  Kelly co-founded Telergy with his brothers.  During his five-year tenure with the company, he was responsible for financial planning, strategic direction, and developing the structures for the highly successful energy partnerships.  Mr.  Kelly grew the company from a start-up to a company that raised more than $600 million in capital, built the fifth largest fiber network in the country, employed more than 650 employees, and helped create a private valuation of $2.5B.  Mr.  Kelly also helped secure more than $400 million in contract sales.  He is a graduate of LeMoyne College with a degree in Industrial Relations.

DANIEL COHOLAN is a Director of the Company, and was a co-founder of Patient Portal Connect, Inc., since December, 2006 a wholly-owned subsidiary of the Company.    Mr.  Coholan's 25-year career in the healthcare industry has encompassed an expansive spectrum of leadership roles and advisory positions.  In 1980, Mr.  Coholan founded De-Tec Anesthesia Detection Services, Inc.  a nationally recognized distributor of anesthesia and anesthesia-related equipment for hospitals, sub-acute care facilities, and veterinary practices.  As President and CEO of De-Tec, Mr.  Coholan was honored five times as national distributor of the year for Draeger, Inc., and De-Tec was listed as one of Inc.  magazine's fastest-growing privately-held companies to watch in 1990.  At the helm of De-Tec, Mr.  Coholan created unique sales and marketing initiatives for De-Tec's product lines, which secured a customer base of more than 500 hospitals.  His professional expertise in establishing and developing marketing strategies has made him a sought-after consultant in the healthcare industry.  Mr.  Coholan also founded Shameg Development, a multi-million dollar real estate development company.

THOMAS HAGAN has served as Acting Chief Financial Officer since 2004 in addition to serving as Secretary and a Director of the Company, and brings to the Company a strong background in marketing, manufacturing and general management.  He will be responsible for working with management to develop a comprehensive plan for the Company's business operations.  Mr.  Hagan served as President of The Dorette Company, a manufacturer of point of purchase advertising products company, from January, 1987 until October, 2002, and was responsible for a ten-fold increase in sales at that company during his tenure.  His prior business experience includes management positions at General Electric Company in Cleveland, Philadelphia and Schenectady from 1960 to 1970.  As a management consultant at McKinsey & Company from 1970 to 1973, he developed and managed marketing programs for numerous sales representative organizations, trade shows, key accounts and national accounts.  Mr.  Hagan is a graduate of Boston College School of Management, and received his Masters in Business Administration Degree from Case Western University.  He has also served as a Captain in the U.S.  Army Corps of Engineers.

ROUNSEVELLE W. SCHAUM was appointed to the Board of Directors in April, 2008 and has been named Chairman of the Audit Committee. Since 1993, Mr. Shaum has served as Chairman of Newport Capital Partners, Inc., an investment-banking firm specializing in the private placement of equity and convertible debt securities. In such capacity, Mr. Schaum has directed and organized over thirty private equity placements and served on the board of directors of numerous public and private emerging growth companies. Prior to 1993, Mr. Schaum held senior management positions with international manufacturing companies. He also served as the Chairman of the California Small Business Development Corporation, a private venture capital syndicate, and was the founder of the Center of Management Sciences, a management-consulting firm that services multinational high technology companies and government agencies, including NASA and the Department of Defense. Additionally, during 2006 and 2007, Mr. Schaum also served as a Director and as Chairman of the Audit Committee of The Quigley Corporation (NASDAQ NMS: QGLY), and on the Board of Directors of Gales Industries, Inc. (OTCBB: GLDS) and Camelot Entertainment Group, Inc. (OTCBB: CMEG).

Required Vote

Directors are elected by a plurality of the votes cast, in person or by proxy, at the Meeting. Votes withheld and broker non-votes are not counted toward a nominee’s total.

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote “FOR” the election of each of the nominees.

Corporate Governance

The Company’s corporate governance is designed  to ensure that members of the Board of Directors (“Board”), including its independent outside Directors, performs its function to ensure that the interests of the Board and management are in alignment with the interests of the stockholders.  Effective for the current fiscal year, the Board has established Audit and Compensation Committees and will be expanding its membership from four to seven Members.

On an annual basis, each Director and named executive officer is required to complete a Director and Officer Questionnaire.  Within this questionnaire are requirements for disclosure of any transactions with the Company in which the Director or named executive officer, or any member of his or her immediate family, have a direct or indirect material conflict of interest in which the Board is responsible for resolving any such conflict.

In April, 2008, the Company formed a Disclosure Committee in response to Management Certification Responsibilities under Sections 302 and 404 of the Sarbanes-Oxley Act of 2002.  The Disclosure Committee assists the Chief Executive Officer, the Chief Financial Officer and the Audit Committee in monitoring (1) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of the Company, (2) the compliance by the Company with legal and regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in the Company’s filings with the Securities and Exchange Commission. Additionally, in 2006, the Company also initiated a Code of Ethics, and in 2007, it initiated an Insider Trading Policy for all employees of the Company.

Code of Ethics

The Company’s Code of Ethics was instituted in December, 2006 and is applicable to all Directors, officers and employees. Each person, whether an employee, officer or director, has an individual responsibility to deal ethically in all aspects of the Company's business and to comply fully with all laws, regulations, and Company policies. In complying with the Company's Code of Ethics, individuals are expected to exercise high standards of integrity and good judgment and among other items, to apply principles of: honesty; avoid conflicts of interest, illegal or unethical conduct; advancement for legitimate interests to the Company’s when the opportunity to do so arises; protecting the Company’s assets and ensure their efficient use and to comply with all laws, rules, regulations, policies and guidelines applicable to the operation of the Company.

Director Independence

In accordance with Nasdaq and American Stock Exchange  rules, the Board will affirmatively determine the independence of each of its independent outside Directors and any nominee for election as an independent outside Director in accordance with required guidelines as set forth in the Exchange listing standards.

Based on these standards,  the Board has determined that each of its non-employee Directors will have no relationship with the Company, except as a Director and/or stockholder of the Company.

Nominations for Directors

The Company does not have a designated nominating committee. The Board of Directors does not consider a nominating committee necessary in that its independent directors will be expected to perform the same role as a nominating committee.

The Company has not adopted a formal policy with respect to minimum qualifications for members of its Board of Directors.  However, in making its nominations, the Board will consider, among other things, an individual’s senior level business experience, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual. Additionally, each proposed director must have the highest personal and professional ethics, integrity and values including the ability and fortitude to advance constructive opinion on issues affecting the Company and to be able to function appropriately in an atmosphere by and between other members of the Board of Directors.

Stockholders wishing to recommend candidates for consideration by the Board of Directors may do so by writing to the Secretary of the Company and providing the candidate’s name, biographical data and qualifications. Such candidates recommended by stockholders will be evaluated on the same basis as all other candidates.

Meetings and Committees of the Board of Directors

For the fiscal year ended December 31, 2007, there were six meetings of the Board of Directors. Each of the directors attended (or participated by telephone in) more than 75% of such meetings of the Board of Directors.  During 2007, the Board of Directors did not act by unanimous written consent in lieu of a meeting on any occasion.  During 2007, the Board had no established Committees.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board of Directors by writing to such director(s) at their respective address listed in the Security Ownership section of this Proxy Statement or to the whole Board of Directors care of the Corporate Secretary, Patient Portal Technologies, Inc., 8276 Willett Parkway, Baldwinsville, NY 13027.  Any such communications addressed to the whole Board of Directors will be promptly distributed by the Secretary to each director.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview

The Board of Directors has approved the establishment of a Compensation Committee (“Committee” within this report) effective for the current fiscal year.  The Committee does not have a specific charter and has the responsibility for establishing, implementing, monitoring and reviewing the Company’s compensation philosophy and along with the other outside director, approves the salary and other compensation of officers and key employees of the Company. The Committee also administers the Company’s 2004 Stock Option Plan and recommends the terms of grants of stock options and the persons to whom such options shall be granted in accordance with such plan, which are subject to approval by the full Board of Directors.

Individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 9, are referred to as the named “executive(s)” officers within this report.

Compensation Philosophy

In reaching decisions regarding executive compensation, the Committee balances the total compensation package for each executive with sales and profits attained as well as achievement of annual and long-term goals. Competitive levels of compensation are necessary in attracting, rewarding, motivating, and retaining qualified management and that compensation provided to executives remains competitive relative to the compensation paid to comparable executives of similar companies. The Committee also believes that the potential for equity ownership by management is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives.  Certain performance-based compensation that has been approved by stockholders is not subject to the deduction limit.  If necessary, the Company may attempt to qualify certain compensation paid to executive officers for deductibility under the Code, including Section 162(m).  However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions based upon recommendations made by the Chief Executive Officer and Chief Financial Officer regarding equity awards to participating executives and employees of the Company.

The Committee annually reviews the performance of the executives including salary adjustments and equity awards whereby the Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Compensation Program

The Company has a comprehensive compensation program, which consists of cash compensation, both fixed and variable, and equity-based compensation. Overall compensation is predicated on industry and peer group comparisons and on performance judgments as to past and expected future contributions of the individual executive. Specific compensation for each executive is designed to fairly remunerate that employee of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company.

Additionally, as the Company must compete with other healthcare technology companies for executive employees, the Committee sets overall compensation paid to these executives to attract and subsequently retain such employees. This objective may vary, but generally is dictated by the experience level of the individual, specific employment requirements of the Company and current market factors occurring in the healthcare technology  industry. The Committee recognizes that closely monitoring these expectations over the long term, will continue to be in the best interest for the enhancement of stockholder value.

The fixed aspect is intended to meet the requirements of compensating the executive for meeting essential goals in performance  and  are  in  place  to insure  the  Company  of  consistency  of  leadership  and  the  retention  of   qualified executives to foster a spirit of employment security, which thereby encourages decisions that will benefit long-term stockholders. Variable compensation is based upon the Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

Base Salary

The Company provides executives with a base salary to compensate them for services rendered during the fiscal year. Base salary for executives are determined for each executive based on their position and responsibility by using comparative market data within the health-care industry. Base salary determinations are designed to recognize the contributions made or expected to be made in the future by the executive.

Base salary levels are reviewed annually as part of the Company’s performance review process as well as upon a promotion or other change in position responsibility. The Compensation Committee which is being established by the Board of Directors will consider current market data individually relative to the position and responsibilities and to other executives, including the individual performance of the executive during its review of base salaries for executives.

Performance-Based Incentive Compensation

Variable or performance-based incentive compensation is based upon the Compensation Committee annually adopting and approving sales, profit and stock price performance goals to be attained for the ensuing year.

This cash incentive portion of executive compensation gives the Committee the latitude to design incentive compensation programs to promote a team approach for high performance and achievement of corporate goals by directors, executives and employees, encourage the growth of stockholder value and allows all employees to participate in the successes of the Company.

At the end of the fiscal year in order to set performance-based incentive compensation, the Committee assesses the performance of the Company and executives for objectives achieved, including estimated results for the next fiscal year. In order to pre-determine minimum and maximum levels for each objective, an overall percentage and cash payouts for the corporate financial objectives are calculated in order to balance such payouts relative to the overall success of the Company.

In making the annual determination of the minimum, target and maximum levels, the Committee may consider the specific circumstances facing the Company during the coming year. Sales volume, necessary research and development expenditures for its ethical pharmaceutical subsidiary and return to shareholders for improved stock price targets are set in alignment with the Company’s strategic plan, expectations and performance.

Long-Term Incentive Compensation

Stock Option Plan

Equity-based compensation is through options to purchase shares of the Company’s Common Stock, which assists the Company to provide competitive levels of total compensation and increases the link between the creation of stockholder value. Additionally, the plan encourages participants to focus on long-term Company performance and provides an opportunity for executives and certain employees to increase their ownership in the Company through grants of the Company’s Common Stock.  These grants may in the future be recommended by the Compensation Committee and granted by all directors to participants’ base upon their respective level of contribution and responsibility for the success of the Company. In granting these options, the Committee may establish any conditions or restrictions it deems appropriate and are granted at the OTCBB closing price for the Company’s Common Stock on the day of the grant approval by the entire Board of Directors.  To date no options have been granted.

Perquisites and Other Personal Benefits

The Company provides executives with limited personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain desired employees for key positions. The Committee reviews annually the levels of these limited personal benefits provided to the executives, which includes the use of Company vehicles and subsequently, the ability of the executive to purchase such asset at a later date. Additionally, life and disability insurance is provided at no cost to the executive and medical insurance is  provided to each executive after each executive contributes to such costs for health and dental insurance as is also available to other employees. The effects of such benefits are included in the Summary Compensation Table on page 9 as Other Compensation.

Executive Compensation

The Summary Compensation table provides summary information concerning cash and certain other compensation for the years ended December 31, 2007 and 2006, respectively, paid or accrued by the Company to the Company’s Chief Executive Officer and Chief Financial Officer and each highly compensated executive officer of the Company whose compensation exceeded $100,000 (the “Named Executive Officers”) during 2007 and 2006.  We have included the annual compensation received by the Officers of our TB&A Hospital Television, Inc. subsidiary, which we acquired in November, 2007.

The Company has not entered into any employment agreements with any of the named executive officers. In reviewing compensation for each of the named executive officers, the Committee reviews summaries which show the executive’s current and previous compensation, including equity and non-equity based compensation.

SUMMARY COMPENSATION TABLE

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
			(1)	(2)	(3)
Name and Principal Position	Year	($)	($)	($)	($)	($)

KEVIN KELLY	2007	$90,000	$0		$13,213	$103,213
	2006	$90,000	$0		$12,917	$102,917

DANIEL COHOLAN	2007	$48,923	$0		$2,975	$51,898
	2006	$11,573	$0		$2,706	$14,279

THOMAS HAGAN	2007	$0	$0		$6,000	$6,000
	2006	$0	$0		$14,167	$14,167

ROBERT BAREN	2007	$145,393	$0		$503	$145,896
	2006	$129,191	$0		$503	$129,694

TOM BRUNSKOLE	2007	$145,393	$0		$8,950	$154,343
	2006	$137,009	$0		$8,081	$145,090

(1) Bonuses paid pursuant to the Company attaining specified sales and net income goals. There were no bonuses paid during 2007 and 2006.

(2) There were no option awards during 2007 and 2006.

(3) The value of attributable personal benefits for each Named Executive Officers of the Company such as; insurances for life, health, dental and disability.. Additionally, there was no additional compensation from Stock Awards; Change in Pension Value and Nonqualified Deferred Compensation Earnings or Non-Equity Incentive Plan Compensation.

There are no employment agreements between the Company and the Named Executive Officers.

Compensation Pursuant to Plans

An incentive stock option plan was instituted in 2004 (the “2004 Stock Option Plan”) and approved by the stockholders in 2004. Pursuant to the 2004 Stock Option Plan, no options have been granted to directors, executive officers, and employees during 2007 or since its inception.

Outstanding Equity Awards at Fiscal Year End
(Common Stock Purchase Warrants)

Name of Officer and Director	Number of Securities Underlying Unexercised Warrants Exercisable	Number of Securities Underlying Unexercised Warrants Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Warrants	Warrant Exercise Price ($)	Warrant Expiration	Stock Awards (1)
Kevin Kelly President, Chief Executive Officer	500,000	0	500,000	$0.50	12/31/11	0

Thomas Hagan Secretary, Director	100,000	0	100,000	$0.50	12/31/11	0

Daniel Cohalan Director	500,000	0	500,000	$0.50	12/31/11	0

Rounsevelle W Schaum Director	100,000	0	100,000	$0.50	12/31/11	0

(1) The Company does not have any stock awards.

Option Exercises and Vesting During 2007

The following table sets forth certain information concerning stock options or warrants exercised during 2007 with respect to the Named Executive Officers:

	Option / Warrant Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

THE COMPANY HAD NO OPTION/WARRANT OR STOCK AWARDS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.

Compensation of Directors
Name of Independent Director	Fee Earned or Paid in Cash ($)	Option Awards (1) (2) ($)	All Other Compensation (3) ($)	Total ($)

THE COMPANY HAD NO INDEPENDENT DIRECTORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.

Cash Compensation To Be Paid to Board Members Effective 2008

Effective for the current fiscal year ending December 31, 2008, the Board of Directors has established a compensation program for its independent outside directors, pursuant to which each Director shall receive annualized compensation of $6,000. Each outside director that serves on the Audit and Compensation Committees received a total annualized compensation of $10,000 and the Chairman of the Audit and Compensation Committees will receive total annualized compensation of $12,000.

SECURITY OWNERSHIP

The following table sets forth information concerning ownership of the Company's Common  Stock as of  December 31, 2007 by each person known by the Company to be the beneficial  owner of more than five percent of the Common  Stock,  each Director and Executive Officer and all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of each person or entity listed below is the Company's principal executive office.
Name and Address of Owner	Position	Amount and Nature of Beneficial Ownership		Percent of Class After Offering (2)

Kevin Kelly (1)	President & Director	2,666,666	Owner	6.4%

Thomas Hagan (1)	CFO, Sec. & Director	240,000	Owner	< 1%

Daniel Coholan (1)	Director	2,666,666	Owner	6.4%

Rounsevelle W. Schaum	Director	275,000	Owner	<1%

Brian Kelly (1)	Shareholder	2,666,666	Owner	6.4%

William Kelly (1)	Shareholder	2,666,666	Owner	6.4%

Vicki Ramundo	Shareholder & Counsel	2,666,666	Owner	6.4%

David Wolf	Chief Op. Officer	2,666,666	Owner	6.4%

TOTAL OFFICERS, DIRECTORS & SIGNIFICANT SHAREHOLDERS AS A GROUP:		18,089,996		42.8%

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company either owned directly or deemed to be beneficially owned by them.  The percentage for each beneficial owner listed above is based on 36,120,707 shares outstanding on December 31, 2007, with respect to each such person holding options or warrants to purchase shares that are exercisable within 60 days after December 31, 2007, the number of options and warrants are deemed to be outstanding and beneficially owned by the person for computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  The number of shares indicated in the table include the following number of shares issuable upon the exercise of warrants: Kevin Kelly - 500,000 warrants, Thomas Hagan - 100,000 warrants, Daniel Coholan- 500,000 warrants, Brian Kelly - 500,000 warrants, William Kelly - 500,000 warrants,  Vicki Ramundo- 500,000 warrants, David Wolf- 500,000 warrants, Rounsevelle W. Schaum- 100,000 Warrants.

(2) The percentages reflect the 5,433,022 shares registered herein and  issuable to Dutchess Private Equity Fund Ltd. within a sixty-day period pursuant to its convertible Debenture.  This table does not give effect to additional shares which may in the future be issued to Dutchess pursuant to its convertible Debenture or 22,826,086 Common Stock Purchase Warrants held by Dutchess.  Dutchess’ overall ownership at any one moment is limited to 4.99% of the outstanding shares of Common Stock in accordance with the terms of the financing documents. However, Dutchess is free to sell any shares into the market, which have been issued to them, thereby enabling Dutchess to convert the remaining Debentures or exercise additional warrants into shares of Common Stock.

REPORTS ABOUT OWNERSHIP OF THE COMPANY'S COMMON STOCK AND COMPLIANCE WITH
SECTION 16 (a) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Officers, directors and greater than ten-percent stockholders are required by the Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the Company believes that during the fiscal year ended December 31, 2007, all reports of ownership and changes in ownership applicable to its executive officers, directors, and greater than ten-percent beneficial owners were filed on a timely basis.

Report of the Audit Committee

On April 25, 2008, The Board of Directors established an Audit Committee and appointed Mr. Rounsevelle W. Schaum as its Chairman.  Mr. Schaum is an  independent director as defined under FINRA Rule 4200(a)(15).  Mr. Shaum and all of the members to be appointed in the future to the Audit Committee are financially literate under current listing standards of Nasdaq and the American Stock Exchange. The Board of Directors has determined that Mr.  Schaum is a financial expert, as defined under SEC rules, and is fully qualified to serve on the Audit Committee.  The Company did not have an Audit Committee in place for the fiscal year ended December 31, 2007, and therefore there is no Report with respect to that fiscal year.  The Audit Committee will be fully operational for the current fiscal year ending December 31, 2008.

Management of the Company  is responsible for the financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accountants, who are appointed by the Audit Committee, are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.

AUDIT FEES AND EXPENSES

Additionally, audit fees, audit related fees, tax fees and all other service fees that were paid or payable to Walden Certified Public Accountants  (for 2006) and Hattray and Associates CPA, PA (for 2007) amounted to:

Audit Fees and Expenses for Year Ended December 31, 2006:	$63,000	(1)
Audit Fees and Expenses for Year Ended December 31, 2007:	$36,160

(1)  Included audit fees and expenses related to the acquisition of TB&A Hospital Television, Inc.

Beginning with the current fiscal year, the Company’s Audit Committee shall review and pre-approve all audit and non-audit services to be provided by the independent auditor (other than with respect to the de minimis exceptions permitted by the Act).  This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

Proposal 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Harris Rattray CPA as the Company’s independent public auditor for the fiscal year ending December 31, 2008. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative of Rattray and Associates CPA, PA is expected to be present at the Meeting. Such representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.

Required Vote

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by Proxy is required for ratification of the appointment of Rattray and Associates CPA, PA as independent auditors of the Company. Abstentions will have the effect of a vote against this proposal, while broker non-votes will have no effect on the outcome of this proposal

Recommendation of the Board of Directors

The Board of Directors of the Company recommends a vote “FOR” the ratification of the appointment of Harris Rattray Certified Public Accountant as the Company’s independent auditors for the year ending December 31, 2008.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders of the Company must be submitted by Certified Mail - Return Receipt Requested and be received at the Company's principal executive offices not later than December 19, 2008.  If the Company is not notified of a stockholder proposal by March 4, 2009, then its Board of Directors will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement.

EXPENSES AND SOLICITATION

All expenses in connection with this solicitation will be borne by the Company.  In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.

OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above.  If any other business should come before the Meeting, votes may be cast, pursuant to proxies, in respect to any such business in the best judgment of the person or persons acting under the proxies.

Dated: April 30, 2008	PATIENT PORTAL TECHNOLOGIES, INC.

By: /s/ Thomas Hagen
Thomas Hagan

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PATIENT PORTAL TECHNOLOGIES, INC.

Proxy -- Annual Meeting of Stockholders
June 11, 2008

The undersigned, a stockholder of Patient Portal Technologies, Inc., a Delaware corporation (the “Company”), does hereby appoint Kevin Kelly and Thomas Hagan and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at 8276 Willett Parkway, Baldwinsville, NY 13027, on Wednesday, June 11, 2008, at 4:00 P.M., local time, or at any adjournment thereof.

The undersigned hereby instructs said proxies or their substitutes:
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ .

1.          ELECTION OF DIRECTORS.  The Election of the following directors to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

			NOMINEES:
| |	FOR ALL NOMINEES	0	KEVIN KELLY
		0	THOMAS HAGAN
| |	WITHHOLD AUTHORITY FOR ALL NOMINEES	0	DANIEL COHALAN
		0	ROUNSEVELLE W. SCHAUM
| |	FOR ALL EXCEPT: (SEE INSTRUCTION BELOW)

INSTRUCTION:  To withhold authority to vote for any individual nominee(s),  mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here.   [●]

2.	RATIFICATION OF APPOINTMENT OF HARRIS RATTRAY CERTIFIED PUBLIC ACCOUNTANT AS THE COMPANY’S INDEPENDENT PUBLIC AUDITOR FOR THE YEAR ENDING DECEMBER 31, 2008.	FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE DIRECTORS AND TO RATIFY THE APPOINTMENT OF HARRIS RATTRAY CERTIFIED PUBLIC ACCOUNTANT AS THE COMPANY’S INDEPENDENT PUBLIC AUDITOR AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY OR PROXIES WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE MEETING.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 30, 2008, and a copy of the Company's Annual Report to stockholders for the fiscal year ended December 31, 2007.

TO CHANGE YOUR ADDRESS ON YOUR ACCOUNT, PLEASE CHECK THE BOX AT RIGHT AND INDICATE YOUR NEW ADDRESS IN THE ADDRESS SPACE ABOVE.  PLEASE NOTE THAT CHANGES TO THE REGISTERED NAME(S) ON THE ACCOUNT MAY NOT BE SUBMITTED VIA THIS METHOD.
☐

Signature: _______________________________	Date: ___________	Signature: _______________________________	Date: ___________

NOTE: Please sign exactly as your name or names appears on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full titles as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.